UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2013

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589 01-0404322
(Commission file number) (IRS employer identification no.)

Main Street, Damariscotta, Maine 04543
(Address of principal executive offices) (Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement                        Page 1

Item 9.01 Financial Statements and Exhibits                            Page 2

Signatures                                         Page 3

Exhibit Index                                        Page 4

Section 1 - Registrant's Business and Other Information

Item 1.01    Entry into a Material Definitive Agreement.

Pursuant to a Letter Agreement with the United States Treasury dated May 8, 2013, The First Bancorp, Inc., a Maine corporation (the “Company”), has repurchased $10.0 million of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share. This stock was issued to the United States Treasury on January 9, 2009 under its Capital Purchase Program. The repurchase transaction was approved by the Federal Reserve Bank of Boston, the Company’s primary regulator, based on the Company’s projected capital ratios and needs.

With this transaction, the Company has repurchased all of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, that was issued to the United States Treasury in 2009. In conjunction with the 2009 preferred stock issuance, the Company also issued a Warrant to the United States Treasury, exercisable for up to 225,904 shares of Common Stock at an exercise price of $16.60 per share. The Warrant was unchanged as a result of this repurchase transaction and remains outstanding.

Based on the Company’s March 31, 2013 capital levels, the leverage capital ratio declines to 8.47% from 9.19% before the repurchase. The tier one risk-based capital ratio drops from 16.05% to 14.79% and the total risk-based capital ratio drops from 17.31% to 16.05%. These are all well above the FDIC minimum requirements of 5.00%, 6.00% and 10.00%, respectively, to be considered “well-capitalized”. The following table presents the Company’s actual capital ratios as of December 31, 2012 and pro-forma capital ratios after the repurchase:

	Actual Before Repurchase	Pro-Forma After Repurchase	FDIC Well-Capitalized
Tier One Capital	$127,472,000	$117,472,000
Total Capital	137,433,000	127,433,000
Average Assets for Leverage Ratio	1,386,864,000	1,386,864,000
Risk-Based Assets	794,144,000	794,144,000

Leverage Capital Ratio	9.19%	8.47%	5.00%
Tier One Risk-Based Capital Ratio	16.05%	14.79%	6.00%
Total Risk-Based Capital Ratio	17.31%	16.05%	10.00%

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit
No.    Description

10.1
Letter Agreement, dated May 8, 2013, between the Company and the United States Department of the Treasury for the repurchase of 10,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD
---------------------
F. Stephen Ward
Executive Vice President & Chief Financial Officer

Dated: May 8, 2013

INDEX TO EXHIBITS

Exhibit
No.    Description

10.1
Letter Agreement, dated May 8, 2013, between the Company and the United States Department of the Treasury for the repurchase of 10,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share.